UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ		08628
(Address of Principal Executive Offices)		(Zip Code)

(609) 359-3020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATRS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.	Other Events.

On October 1, 2020, Antares Pharma, Inc. (the “Company”) announced that it had entered into an exclusive license agreement (the “License Agreement”) with Ferring International Center S.A., including its affiliates, (“Ferring”) for the marketed product NOCDURNA® (desmopressin acetate), which is indicated for the treatment of nocturia due to nocturnal polyuria (NP) in adults who awaken at least two times per night to urinate, in the United States.

Under the terms of the License Agreement, Ferring received an upfront payment of $5.0 million upon execution and will be paid an additional $2.5 million at one year from execution and is eligible for tiered royalties and additional commercial milestone payments potentially totaling up to $17.5 million based on net sales of NOCDURNA® in the United States.

NOCDURNA® is patent-protected with Orange Book-listed patents in the United States with varying expirations through 2030.

The License Agreement contains customary terms and conditions for agreements of like type, including representations, warranties and covenants.

A copy of the press release announcing the entry into the License Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Antares Pharma, Inc. on October 1, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	October 1, 2020	By:	/s/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Executive Vice President, General Counsel, Chief Compliance Officer, Human Resources and Secretary